UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                                        February 15, 2002
Date of Report (Date of earliest event reported)______________________________


                          MAGNUM HUNTER RESOURCES, INC.
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             (Exact name of registrant as specified in its charter)


     NEVADA                          1-12508                   87-0462881
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(State or other jurisdiction       (Commission                (IRS Employer
   of incorporation)                File Number)            Identification No.)



         600 East Las Colinas Boulevard, Suite 1100, Irving, Texas 75039
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           (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code            (972) 401-0752
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         (Former name or former address, if changed since last report)

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Item 5. Other Events.

     Magnum Hunter Resources, Inc. announced on February 15, 2002 that it obtained a fully underwritten commitment from Bankers Trust Company, a wholly owned subsidiary of Deutsche Bank, to provide a new $500 million Senior Bank Credit Facility. This new credit facility replaces and combines the existing credit lines of both Magnum Hunter and Prize Energy Corporation. Proceeds from this new commitment will be available concurrent with the expected closing of the merger between Magnum Hunter and Prize Energy anticipated on or about March 15, 2002. Upon closing, the facility will be used to retire outstanding indebtedness under the Prize Energy commercial bank credit facility, fund the cash component of the merger consideration payable to the Prize shareholders, pay costs and fees associated with the merger, and for general corporate purposes. This new credit facility will be achieved by amending and modifying Magnum Hunter's existing credit facility resulting in the borrowing base limit increasing from its current level of $160 million to $500 million.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

99.1  Press Release, dated February 15, 2002.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                MAGNUM HUNTER RESOURCES, INC.


                                                     /s/ Gary C. Evans
                                                BY:__________________________
                                                    Gary C. Evans
                                                    President and CEO


Dated:   February 19, 2002
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